Exhibit 4.9

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 19, 2019 by and among Better Choice Company Inc., a Delaware corporation (the “Company”), and the “Investors” named in the Subscription Agreement, dated December 19, 2019, by and among the Company and the Investors identified on the signature pages thereto (the “Subscription Agreement”).  Capitalized terms used herein have the respective meanings ascribed thereto in the Subscription Agreement unless otherwise defined herein.

The parties hereby agree as follows:

1.           Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any holder of Registrable Securities.  As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).  With respect to any Person who is an individual, “Affiliates” shall also include, without limitation, any member of such individual’s Family Group.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which the Company’s chief executive office is located or in New York, NY.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Conversion Price” means the lower of (i) $4.00 per share or (ii) the IPO Price.

“Convertible Note Shares” means shares of Common Stock issuable upon conversion of the Convertible Notes at the Conversion Price.

 “Convertible Notes” means, collectively, the subordinated convertible notes delivered to the Investors on the date hereof, which Convertible Notes shall bear interest at a rate of 10.0% per annum from the date of issue, payable quarterly in kind.

 “Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives, (iv) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which provide that such individual or such individual’s executor or personal representative shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole record and beneficial owners of stock, partnership interests, membership interests or any other equity interests are limited to such individual, such individual’s relatives and/or the trusts described in clause (iii) above, and (v) any retirement plan for such individual.

“FINRA” means the Financial Industry Regulatory Authority.

“HH-Halo” means HH-Halo LP, a Delaware limited partnership and where relevant, its affiliates and its and its affiliates’ respective members, partners, stockholders and other equityholders.

“Investors” means the Investors identified in the Subscription Agreement and any Affiliate or permitted transferee of any such Investor who is a subsequent holder of Registrable Securities.

 “IPO Price” means the price at which the Common Stock was sold in the IPO.

“JOBS Act” means The Jumpstart Our Business Startups Act of 2012, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Shares, (ii) the Common Stock issuable upon the conversion of the Convertible Notes, (iii) the Common Stock issuable upon the exercise of the Warrants and (iv) any other shares of Common Stock issued pursuant to a stock split, as a dividend or other distribution with respect to, in exchange for or in replacement of the Shares, Convertible Note Shares or the Warrant Shares; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the first to occur of (A) a Registration Statement with respect to the sale all of such Registrable Securities being declared effective by the SEC under the 1933 Act and such Registrable Securities having been disposed of or transferred by the holder thereof in accordance with such effective Registration Statement, (B) such Registrable Securities having been previously sold or transferred in accordance with Rule 144 (or another exemption from the registration requirements of the 1933 Act), (C) such securities becoming eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144 and (D) the third anniversary of this Agreement.

“Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Investors” means the Investors holding a majority of the Registrable Securities outstanding from time to time.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 172” means Rule 172 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 416” means Rule 416 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 430B” means Rule 430B promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the 1933 Act.

“Shares” means the shares of Common Stock issued pursuant to the Subscription Agreement.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Thriving Paws” means Thriving Paws, LLC, a Delaware limited liability company and where relevant, its affiliates and its and its affiliates’ respective members, partners, stockholders and other equityholders.

 “Warrant Exercise Price” means the greater of (i) $5.00 per share or (ii) the IPO Price.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants at the Warrant Exercise Price.

“Warrants” means (i) the warrants to purchase Common Stock acquired by the Investors pursuant to the Subscription Agreement.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

2.           Registration.

(a)          Registration Statement.

(i)          The Company shall take commercially reasonable efforts to prepare and file with the SEC one Registration Statement covering the resale of all of the Registrable Securities (a “Shelf Registration”) by March 31, 2020 (the “Filing Deadline”) which, for the avoidance of doubt, may also register the sale of primary securities.  Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.  Upon request, such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investors prior to its filing or other submission.

(ii)         The Company shall take commercially reasonable efforts to register the Registrable Securities on Form S-3 following the date such form is available for use by the Company, provided that if at such time the Registration Statement is on Form S-1, the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b)          Effectiveness.

(i)          The Company shall use best efforts to have the Registration Statements declared effective as soon as practicable.  The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within forty-eight (48) hours, after (x) the SEC notified the Company that it has no further comments to the Registration Statement and (y) any Registration Statement is declared effective, and shall simultaneously provide the Investors with access to a copy of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii)         Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any holder of Registrable Securities included in a Registration Statement, suspend the use of any Registration Statement, including any Prospectus that forms a part of a Registration Statement, if the Company (X) determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential, (Y) the Company determines it must amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading or (Z) the Company has experienced or is experiencing some other material non-public event, including a pending transaction involving the Company, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, in no event shall holders of Registrable Securities be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds 120 calendar days (which need not be consecutive) in any 360-day period (any such suspension contemplated by this Section 2(b)(ii), an “Allowed Delay”). Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby.

(c)        Rule 415; Cutback.  If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act (provided, however, the Company shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.”  The Investors shall have the right to select one legal counsel, at the Company’s expense, designated by the holders of a majority of the Registrable Securities to review and oversee any registration or matters pursuant to this Section 2(c), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto.  No such written submission with respect to this matter shall be made to the SEC to which the Investors’ counsel reasonably objects.  In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(c), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor.  In the event of a cutback hereunder, the Company shall give the Investor prompt written notice along with the calculations as to such Investor’s allotment.  Any cut-back imposed on the Investors pursuant to this Section 2(c) shall be allocated among the Investors on a pro rata basis and shall be applied first to any of the Registrable Securities of such Investor as such Investor shall designate, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree.  In furtherance of the foregoing, each Investor shall provide the Company with prompt written notice of its sale of substantially all of the Registrable Securities under such Registration Statement such that the Company will be able to file one or more additional Registration Statements covering the Cut Back Shares.

(d)         Other Limitations.  Notwithstanding any other provision herein or in the Subscription Agreement, (i) the Filing Deadline and each Effectiveness Deadline for a Registration Statement shall be extended and any Maintenance Failure shall be automatically waived by no action of the Investors, in each case, without default by the Company hereunder in the event that the Company’s failure to make such filing or obtain such effectiveness or a Maintenance Failure results from the failure of an Investor to timely provide the Company with information requested by the Company and necessary to complete a Registration Statement in accordance with the requirements of the 1933 Act (in which case any such deadline would be extended, and a Maintenance Failure waived, with respect to all Registrable Securities until such time as the Investor provides such requested information).

(e)          JOBS ACT Submissions. For purposes of this Agreement, if the Company elects to confidentially submit a draft of the Registration Statement with the SEC pursuant to the JOBS Act, the date on which the Company makes such confidential submission will be deemed the initial filing date of such Registration Statement.

3.           Demand Registrations.

(a)          Request for Registration.  Subject to the terms and conditions of this Agreement, in the event that the Company does not file with the SEC one Registration Statement covering the resale of all of the Registrable Securities by December 31, 2020, (i) Thriving Paws or (ii) HH-Halo may request on a single occasion registration under the 1933 Act of all of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), and may request registration under the 1933 Act of all of their Registrable Securities on Form S-3 (including pursuant to Rule 415) or any similar short-form Registration Statement including an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”), if available to the Company (“Short-Form Registrations”).  All registrations requested pursuant to this Section 3(a) are referred to herein as “Demand Registrations”.  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution.  Within five (5) days after receipt of any such request, the Company shall give written notice of the Demand Registration to all other holders of Registrable Securities and, subject to the terms of Section 3(b), shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) days after the receipt of the Company’s notice; provided that, with the prior written consent of the holder of Registrable Securities initially requesting such registration (in each case, such consent not to be unreasonably withheld, conditioned or delayed), the Company may provide notice of the Demand Registration to all other holders of Registrable Securities within three (3) Business Days following the non-confidential filing of the Registration Statement with respect to the Demand Registration so long as such Registration Statement is not an Automatic Shelf Registration Statement.  Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(b)         Priority on Demand Registrations.  The Company shall not include in any Demand Registration any securities which are not Registrable Securities.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such offering prior to the inclusion of any securities which are not Registrable Securities, the number of Thriving Paws’ Registrable Securities and/or HH-Halo’s Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder relative to the total number of Registrable Securities held by Thriving Paws and/or HH-Halo that is requesting to include Registrable Securities in such Demand Registration as of the date the Company provided written notice of the Demand Registration to the holders of Registrable Securities, without distinguishing between holders based on who initially requested such Demand Registration or otherwise.

(c)         Restrictions on Demand Registrations.  Any demand for the filing of a Registration Statement or for a registered offering hereunder will be subject to the constraints of any applicable lock-up arrangements, and any such demand must be deferred until such lock-up arrangements no longer apply.

(i)          The Company shall not be obligated to effect any Demand Registration within 120 days after the effective date of a previous registration in which Registrable Securities were included pursuant to Sections 2 or 4. The Company may postpone, for up to 90 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a Registration Statement for a Demand Registration or suspend the use of a Prospectus that is part of any Shelf Registration (and therefore suspend sales of the Registrable Securities included therein) by providing written notice to the holders of Registrable Securities if the Company agrees that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its Subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request, and if such request is withdrawn, the Company shall pay all Registration Expenses in connection with such registration. The Company may, based on a good faith determination, delay or suspend the effectiveness of a Demand Registration pursuant to this Section 3(c)(i) only once in any twelve-month period; provided that, for the avoidance of doubt, the Company may in any event delay or suspend the effectiveness of Demand Registration in the case of an event described under Section 5(a)(ix) to enable it, based on a good faith determination, that such delay is necessary to comply with its obligations set forth in Section 5(a)(ix).

(ii)         In the case of an event that causes the Company to suspend the use of any Shelf Registration as set forth in Section 3(c)(i) or pursuant to Section 5(a)(ix) (a “Suspension Event”), the Company shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing.  A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below).  Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement.  The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the holders of Registrable Securities and to such holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iii)        Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration pursuant to this Section 3(c), the Company agrees that it shall extend the period of time during which such Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended Prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Shelf Registration are no longer Registrable Securities.

(d)         Selection of Underwriters.  In connection with any Demand Registration, the holders of Registrable Securities initially requesting such registration shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided that, in each case, the investment banker(s) and manager(s) selected must be reasonably satisfactory to the Board. In each case, the holders of Registrable Securities initially requesting such registration shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering; provided that, in each case, the underwriting arrangements must be reasonably satisfactory to the Board.  The holders of Registrable Securities requesting such registration shall have the right to negotiate the agreements relating to the underwritten offering; provided that, in each case, the agreements must be reasonably satisfactory to the Board; provided, further, that if Thriving Paws initiates the offering and HH-Halo participates in such offering, then HH-Halo shall have the right to review and comment on the agreements relating to the underwritten offering.

(e)         Revocation of Demand Notice.  At any time prior to the effective date of the Registration Statement relating to a Demand Registration, the holders of Registrable Securities that requested such Demand Registration may revoke such request for a Demand Registration on behalf of all holders of Registrable Securities participating in such Demand Registration without liability to such holders of Registrable Securities, in each case by providing written notice to the Company.

4.           Piggyback Registrations.

(a)        Right to Piggyback.  Whenever the Company proposes to register any of its securities under the 1933 Act (other than (i) a registration pursuant to Section 2(a), (ii) pursuant to a Demand Registration, in which case the ability of a holder of Registrable Securities to participate in such Demand Registration is addressed by Section 3(a), (iii) in connection with a registration the primary purpose of which is to register debt securities, or (iv) a registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within three (3) Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement or, at any time after the Company becomes subject to the reporting requirements of the 1934 Act, within three (3) Business Days after the filing of the Registration Statement relating to the Piggyback Registration) to all holders of Registrable Securities of its intention to effect such Piggyback Registration and, subject to the terms of Section 4(c) and Section 4(d), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable Registration Statement becoming effective.

(b)         Piggyback Expenses.  The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective.

(c)         Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the number of Thriving Paws’ Registrable Securities and/or HH-Halo’s Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder relative to the total number of Registrable Securities held by all such holders of Registrable Securities requesting to include Registrable Securities in such registration as of the date the Company provided written notice of the Piggyback Registration to the holders of Registrable Securities, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(d)         Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (it being understood that Demand Registrations and Shelf Registrations by or on behalf of holders of Registrable Securities are addressed in Section 3 rather than in this Section 4(d)), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration and the number of Thriving Paws’ Registrable Securities and/or HH-Halo’s Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of securities owned by each such holder relative to the total number of securities held by all such holders initially requesting such registration and holders of Thriving Paws Registrable Securities and HH-Halo Registrable Securities requesting to include Registrable Securities in such registration as of the date the Company provided written notice of the Piggyback Registration to the holders of Registrable Securities, and (ii) second, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

5.           Company Obligations.

(a)          The Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with Sections 2, 3 and 4, as applicable and pursuant thereto the Company shall, as expeditiously as possible:

(i)          use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective until such time as there are no longer Registrable Securities held by the Investors (the “Effectiveness Period”) and advise the Investors promptly in writing when the Effectiveness Period has expired;

(ii)         prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(iii)        permit, upon request, any counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto prior to their filing with the SEC and shall use commercially reasonable efforts to reflect in such documents any comments as such counsel may reasonably propose;

(iv)        furnish to each Investor whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by the Investor, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor (it being understood and agreed that such documents, or access thereto, may be provided electronically);

(v)         use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(vi)        prior to any public offering of Registrable Securities, use commercially reasonable efforts to assist or cooperate with the Investors and their counsel in connection with their registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investors; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(a)(vi), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 5(a)(vi), or (iii) file a general consent to service of process in any such jurisdiction;

(vii)       use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the primary securities exchange, interdealer quotation system or other market on which the Common Stock is then listed;

(viii)      use commercially reasonable efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(ix)        notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a Prospectus or supplement to any Prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such Registration Statement or Prospectus or for additional information, and (C) at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, subject to Section 3(c), at the request of any such seller, the Company shall use commercially reasonable efforts to prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(x)          otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder;

(xi)        take all reasonable actions to ensure that any “free-writing prospectus”, as defined in Rule 405, utilized in connection with any Demand Registration (including any Shelf Registration) or Piggyback Registration hereunder complies in all material respects with the 1933 Act, is filed in accordance with the 1933 Act to the extent required thereby, is retained in accordance with the 1933 Act to the extent required thereby and, when taken together with the related Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)       with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish electronically to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q in which the Company has furnished its annual or quarterly financial statements, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration;

(xiii)      if requested by an Investor, cooperate with such Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to an effective Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as any such Investor may request.

(xiv)      cooperate with the holders of Registrable Securities covered by the Registration Statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(xv)       cooperate with each holder of Registrable Securities covered by the Registration Statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvi)      use commercially reasonable efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the holders in connection with the methods of distribution for the Registrable Securities;

(xvii)     use commercially reasonable efforts to obtain one or more comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters (including “negative assurance” comfort) as an Investor reasonably request;

(xviii)    in the case of any underwritten offering, use commercially reasonable efforts to provide a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement, with respect to the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities;

(xix)      if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective; and

(xx)       if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold.

(b)         The Company shall not undertake any voluntary act that could be reasonably expected to cause a violation or result in delay or suspension under Section (a)(ix).  During any Suspension Period, and as may be extended hereunder, the Company shall use commercially reasonable efforts to correct or update any disclosure causing the Company to provide notice of the Suspension Period and to file and cause to become effective or terminate the suspension of use or effectiveness, as the case may be, of the subject Registration Statement.

(c)         If Thriving Paws and/or Halo seeks to effectuate an in-kind distribution of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Company shall, subject to any applicable lock-ups, work with the foregoing persons to facilitate such in-kind distribution in the manner reasonably requested.

6.          Due Diligence Review; Information.  If any Investor is required under applicable securities laws to be described in a Registration Statement as an “underwriter,” the Company shall, upon reasonable prior notice, make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company) (collectively, the “Inspectors”), all pertinent financial and other records, and all other corporate documents and properties of the Company (collectively, the “Records”) as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Inspectors (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling such Investor and its accountants and attorneys to conduct such due diligence solely for the purpose of establishing a due diligence defense to underwriter liability under the 1933 Act; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to such Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Section 6, the Subscription Agreement or any confidentiality agreement between the Company and each Investor. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.           Obligations of the Investors.

(a)         Each Investor shall execute and deliver a Selling Shareholder Questionnaire substantially in the form attached hereto as Exhibit A prior to the date hereof.  Each Investor shall additionally furnish in writing to the Company such other information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  At least three (3) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the additional information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in such Registration Statement (the “Registration Information Notice”).  An Investor shall provide such information to the Company no later than two (2) Business Days following receipt of a Registration Information Notice if such Investor elects to have any of the Registrable Securities included in such Registration Statement. It is agreed and understood that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that (i) such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities, and (ii) the Investor execute such documents in connection with such registration as the Company may reasonably request, including, without limitation, a waiver of its registration rights hereunder to the extent an Investor elects not to have any of its Registrable Securities included in a Registration Statement.

(b)        Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)        Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 22(b)2(b)(ii) or (ii) the happening of an event pursuant to Section 5(a)(ix) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

(d)         Each Investor covenants and agrees that it will comply with the Prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

8.           Registration Expenses.

(a)        The Company’s Obligation.  All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and, for the avoidance of doubt, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.  Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Person’s account.

(b)        Counsel Fees and Disbursements.  Subject to a cap of $50,000 in the aggregate (the “Expense Cap”), in connection with each Demand Registration, each Piggyback Registration that is an underwritten offering in which Thriving Paws and/or HH-Halo participate, the Company shall reimburse each of Thriving Paws and/or HH-Halo (as applicable) participating in such registration for the reasonable fees and disbursements of one separate counsel and one separate local counsel (if necessary) chosen by Thriving Paws and HH-Halo (as applicable).  In connection with each registration in which neither Thriving Paws nor HH-Halo participates, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel and one local counsel (if necessary) chosen by the holders of a majority of the Registrable Securities included in such registration for the purpose of rendering a legal opinion on behalf of such holders in connection with any underwritten Demand Registration or Piggyback Registration.

(c)         Security Holders.  To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

9.           Indemnification.

(a)         Indemnification by the Company.  The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (ii) the use by an Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that such Prospectus is outdated or defective or (iii) an Investor’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

(b)         Indemnification by the Investors.  Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information regarding such Investor and furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto.  In no event shall the liability of an Investor be greater than the dollar amount of the proceeds received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.

(c)         Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)         Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

(e)        Release.  No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof a release of such indemnified party by the claimant or plaintiff from all liability in respect to such claim or litigation.

(f)          Non-exclusive Remedy; Survival.  The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

10.         Miscellaneous.

(a)          Amendments and Waivers.  This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment or waiver applies to all Investors in the same fashion.

(b)         Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 8(c) of the Subscription Agreement.

(c)         Assignments and Transfers by Investors.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns.  An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (v) such transfer shall have been made in accordance with the applicable requirements of the Subscription Agreement.

(d)          Assignments and Transfers by the Company.  This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the shares of Common Stock are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

(e)         Benefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)          Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or e-mail, which shall be deemed an original.

(g)         Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)        Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)          Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)          Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(l)          Filing Restrictions.  The Company will register the resale of Registrable Securities representing Cut Back Shares on an effective Registration Statement prior to or concurrent with registering the resale of its securities by a selling security holder not holding Registrable Securities; provided, however, that this Section 10(l) shall not apply to Registrable Securities representing Cut Back Shares that were excluded from any such Registration Statement on account of the failure of a holder of such Registrable Securities to comply with the provisions hereof, including, but not limited to, the requirement of a holder to provide information required to be included in a Registration Statement.

(m)        No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	BETTER CHOICE COMPANY INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

HH-HALO LP

By:	HH-Halo GP LP, its general partner
By: HH-Halo GP LLC, its general partner

By:
Name:
Title:

THRIVING PAWS, LLC

By:
Name:
Title:

WERNER VON PEIN

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Selling Shareholder Questionnaire

1.	Name:

(a)	Full legal name of the Shareholder:

(b)	Address for Notices to the Shareholder:

Email:

Telephone, including area code:

Fax, including area code:

Contact Person:

(b)         Full legal name of the registered holder (if not the same as Item 1(a) above) through which the Shares listed in Item 2 below are held:

(c)          Full legal name of any natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Shares listed in Item 2 below):

2.	Beneficial Ownership of Shares:

(a)	Type and number of Shares beneficially owned:

(b)	Number of Shares to be registered for resale pursuant to this Questionnaire:

3.	Broker-Dealer Status:

(a)          Are you a broker-dealer?
Yes ☐  No ☐

(b)          If you answered “yes” to Item 3(a) above, did you receive your Shares as compensation for investment banking services provided to the Company?
Yes ☐  No ☐
Note:        If you answered “no,” the SEC’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.

(c)          Are you an affiliate of a broker-dealer?
Yes ☐  No ☐

If you answered “yes,” provide a narrative explanation below:

(d)         If you are an affiliate of a broker-dealer, do you certify that you bought the Shares in the ordinary course of business, and at the time of the purchase of the Shares to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Shares?
Yes ☐  No ☐
Note:        If you answered “no,” the SEC’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.

4.	Beneficial Ownership of Other Securities of the Company Owned by the Shareholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company, other than the Shares listed above in Item 2.
Type and amount of other securities beneficially owned:

5.	Relationships with the Company:

(a)         Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?
Yes ☐  No ☐

(b)          If your response to Item 5(a) above is “yes,” please state the nature and duration of your relationship with the Company:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement.  All notices hereunder shall be delivered as set forth in the applicable Registration Rights Agreement to which the undersigned is a party.  In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 above and the inclusion of such information in the Resale Registration Statement and the Prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Resale Registration Statement and Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act of 1934, as amended, and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Shares pursuant to the Resale Registration Statement.  The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with registration statements filed pursuant to the applicable Registration Rights Agreement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.

The undersigned confirms that, to the best of his/her knowledge and belief, the foregoing answers to this Questionnaire are correct.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:
Beneficial Owner:

Name of Entity

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED QUESTIONNAIRE:

(1) by fax or email to:
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention: Jessi Lim
Fax: (212) 751-4864
Telephone: (212) 906-2955
Email: Jessi.Lim@lw.com

and (2) return the original, executed notice and questionnaire to the same at the address above.